    As filed with the Securities and Exchange Commission on April 1, 1999
                                                       Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

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                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

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                                VARIAN, INC.
           (Exact Name of Registrant as Specified in Its Charter)

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              Delaware                                   77-0501995
   (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)

                               3050 Hansen Way
                             Palo Alto, CA 94304

                  (Address of Principal Executive Offices)

                              ----------------

                                Varian, Inc.
                             Omnibus Stock Plan
                          (Full Title of the Plan)

                              ----------------

                               Arthur W. Homan
                                  Secretary
                                Varian, Inc.
                               3050 Hansen Way
                             Palo Alto, CA 94304
                  (Name and Address of Agent  For Service)

                               (650) 493-4000
        (Telephone Number, Including Area Code, of Agent For Service)


                                 Copies to:
                             Leslie P. Jay, Esq.
                          Geoffrey P. Leonard, Esq.
                     Orrick, Herrington & Sutcliffe LLP
                      Old Federal Reserve Bank Building
                             400 Sansome Street
                    San Francisco, California  94111-3143
                               (415) 392-1122

                       CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                            Amount              Proposed                 Proposed              Amount of
                                             To Be           Maximum Offering        Maximum Aggregate        Registration
Title of Securities to be Registered       Registered       Price Per Share (1)      Offering Price (1)           Fee
--------------------------------------------------------------------------------------------------------------------------
  Common Stock, (2)
     par value $.01 per share.......   10,000,000 shares          $8.875                 $88,750,000           $24,672.50
==========================================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $8.875 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on March 29, 1999.
(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
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                                    PART I

Item 1.  Plan Information *

Item 2.  Registrant Information and Employee Plan Annual Information *


     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

Item 3.  Incorporation of Certain Documents by Reference


  The Registration Statement on Form 10, as amended, previously filed by Varian, Inc. ("Registrant") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated by reference to this Registration Statement (including the description of the Registrant's common stock and amendments and reports filed to update that description).

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities


  Inapplicable.

Item 5.  Interests of Named Experts and Counsel


  Inapplicable.

Item 6.  Indemnification of Directors and Officers


  Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

  The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws.

Item 7.  Exemption From Registration Claimed


  Inapplicable.

Item 8.  Exhibits

         Exhibit
         Number     Name
         ------     ----

         5.1        Opinion of Orrick, Herrington & Sutcliffe LLP.

         23.1       Consent of PricewaterhouseCoopers LLP.

         23.2       Consent of Orrick, Herrington & Sutcliffe LLP is included in
                    Exhibit 5.1 to this Registration Statement.

         24.1       Powers of Attorney.

Item 9.  Undertakings


    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 1st of April, 1999.


                                    VARIAN, INC.
                                    (Registrant)


                                         /s/ Arthur W. Homan
                                    By: _____________________________
                                        Arthur W. Homan
                                        Secretary


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                             Title                           Date
             ---------                             -----                           ----

* Allen J. Lauer                          Director, President and             April 1, 1999
                                          Chief Executive Officer

/s/ Franco N. Palomba                             Treasurer                   April 1, 1999
-----------------------------------    (Principal Financial Officer and
Franco N. Palomba                       Principal Accounting Officer)


* John G. McDonald                                Director                    April 1, 1999

* Wayne R. Moon                                   Director                    April 1, 1999

* D. E. Mundell                                   Director                    April 1, 1999

* Elizabeth E. Tallett                            Director                    April 1, 1999

* By /s/ Arthur W. Homan
    --------------------
   Arthur W. Homan
   Attorney-in-fact

                                 EXHIBIT INDEX

     Exhibit                                                                                    Page
     Number       Name                                                                          Number
     ------       ----                                                                          ------
     5.1          Opinion of Orrick, Herrington & Sutcliffe LLP.

     23.1         Consent of PricewaterhouseCoopers LLP.

     23.2         Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

     24.1         Powers of Attorney.